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                                                                      EXHIBIT 21

                    GAMMA BIOLOGICALS, INC. AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT


                                             State or Country
                                                 in which           Percent
                                               Incorporated          Owned
                                            ------------------     --------
Registrant:
    Gamma Biologicals, Inc..................       Texas          Not Applicable
Subsidiaries of the Registrant(A):
    Delta Diagnostics, Inc..................       Texas               100%
    Gamma Biologicals International, Inc....   United States
                                               Virgin Islands          100%

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Note A   All of the subsidiaries are included in the consolidated financial statements of the Registrant.